Exhibit 32.1
Section 1350 Certifications

STATEMENT FURNISHED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned is the Chief Executive Officer and Treasurer or Principal Accounting Officer of Minghua Group International Holdings Limited. This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the Quarterly Report on Form 10-QSB of Minghua Group International Holdings Limited for the fiscal quarter ended June 30, 2007.

The undersigned certifies that such 10-QSB Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such 10-QSB Report fairly presents, in all material respects, the financial condition and results of operations of Minghua Group International Holdings Limited as of June 30, 2007.

This Certification is executed as of August 17, 2007
By: /s/ Jie Chen ----------------------------------------- Name: Jie Chen Title: Chief Executive Officer (Principal Executive Officer)

By: /s/ Xinmin Pan ----------------------------------------- Name: Xinmin Pan Title: Chief Financial Officer (Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to Minghua Group International Holdings Limited and will be retained by Minghua and furnished to the Securities and Exchange Commission or its staff upon request.